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                                                                   EXHIBIT 10.17


                           INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT, dated as of June __, 1996 (this "Agreement"), is made by and between Interstate Hotels Company, a Pennsylvania corporation (the "Company"), and __________________ ("Indemnitee").

                                    RECITALS

         A. It is important to the Company to retain and attract as directors and officers the most capable persons available.

         B.      Indemnitee is a director and/or officer of the Company.

         C. Both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of companies in today's environment.

         D. The Company's By-Laws (the "By-Laws") provide that the Company will indemnify its directors and officers to the full extent permitted by law and will advance expenses in connection therewith, and Indemnitee's willingness to serve as a director and/or officer of the Company is based in part on Indemnitee's reliance on such provisions.

         E. In recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued service to the Company in an effective manner, and Indemnitee's reliance on the aforesaid provisions of the By-Laws, and to provide Indemnitee with specific contractual assurance that the protection promised by such provisions will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such provisions or any change in the composition of the Company's Board of Directors or any acquisition or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of expenses to Indemnitee as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. CERTAIN DEFINITIONS. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:

                 (a) "CLAIM" means any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted, made or conducted by the Company or any other party, that Indemnitee determines might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

                 (b) "EXPENSES" includes attorney's fees and all other costs, expenses, and obligations paid or incurred in connection
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with investigating, defending, being a witness in or participating in
(including on appeal), or preparing to defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event.

                 (c) "INDEMNIFIABLE EVENT" means any actual or asserted event or occurrence related to the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity, whether or not for profit (including the heirs, executors, administrators or estate of such person) or anything done or not done by Indemnitee in any such capacity.

                 (d) "INDEMNIFIABLE LOSSES" means any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement).

         2. BASIC INDEMNIFICATION ARRANGEMENT. In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in whole or in part out of) an Indemnifiable Event, the Company will indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than 60 calendar days after written notice to the Company, against all Indemnifiable Losses relating to, resulting from or arising out of such Claim. Notwithstanding anything in this Agreement to the contrary, Indemnitee will not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim. If so requested by Indemnitee, the Company will advance (within two business days of such request) any and all Expenses to Indemnitee.

         3. INDEMNIFICATION FOR ADDITIONAL EXPENSES. The Company will indemnify Indemnitee against, and, if requested by Indemnitee, will (within two business days of such request) advance to Indemnitee, any and all attorneys' fees and other costs, expenses, and obligations paid or incurred by Indemnitee in connection with any claim, action, suit or proceeding asserted or brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or under any provision of the Company's Articles of Incorporation (the "Articles") or the By-Laws now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such
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indemnification, advance expense payment, or insurance recovery, as the case may be.

         4. PARTIAL INDEMNITY, ETC. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Identifiable Loss but not for all of the total amount thereof, the Company will nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee will be indemnified against all Expenses incurred in connection therewith. In connection with any determination as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof will be on the Company to establish that Indemnitee is not so entitled.

         5. NO PRESUMPTION. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

         6. NON-EXCLUSIVITY, ETC. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Articles, the By-Laws, or the Pennsylvania Business Corporation Law or otherwise; provided, however, that to the extent that Indemnitee otherwise would have any greater right to indemnification under any provision of the Articles or the By-Laws as in effect on the date hereof, Indemnitee will be deemed to have such greater right hereunder; and, provided further, however, that to the extent that any change is made to the Pennsylvania Business Corporation Law (whether by legislative action or judicial decision), the Articles and/or the By-Laws which permit any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. The Company will not adopt any amendment to the Articles or the By-Laws the effect of which would be to deny, diminish or encumber Indemnitee's right to indemnification under the Articles, the By-Laws, the Pennsylvania Business Corporation Law or otherwise as applied to any act or failure to act occurring in whole or in part prior to the date upon which the amendment was approved by the Company's Board of Directors and/or its shareholders, as the case may be.

         7. LIABILITY INSURANCE AND FUNDING. To the extent the Company maintains an insurance policy or policies providing





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directors' and officers' liability insurance, Indemnitee will be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company. The Company may, but will not be required to, create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this Agreement.

         8. PERIOD OF LIMITATIONS. No legal action may be brought and no cause of action will be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee or Indemnitee's spouse, personal or legal representatives, executors, administrators, successors, heirs, distributees or legatees after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company or its affiliates will be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period will govern.

         9. SUBROGATION. In the event of payment under this Agreement, the Company will be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other persons or entities.
The Indemnitee will execute all papers reasonably required and will do everything that may be reasonably necessary to secure such rights and enable the Company effectively to bring suit to enforce such rights (all of Indemnitee's reasonable costs and expenses, including attorneys' fees and disbursements, to be reimbursed by or, at the option of Indemnitee, advanced by the Company).

         10. NO DUPLICATION OF PAYMENTS. The Company will not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Articles, the By-Laws or otherwise) of the amounts otherwise indemnifiable hereunder.

         11. JOINT DEFENSE. Notwithstanding anything to the contrary herein contained, if (a) Indemnitee elects to retain counsel in connection with any Claim in respect of which indemnification may be sought by Indemnitee against the Company pursuant to this Agreement and (b) any other director or officer of the Company may also be subject to liability arising out of such Claim and in connection with such Claim may seek indemnification against the Company pursuant to an agreement similar to this Agreement, Indemnitee, together with such other persons, will employ counsel to represent jointly Indemnitee and such other persons unless the Company's Board of Directors, upon the written request of Indemnitee delivered to the Company (to the attention of the Secretary) setting forth in reasonable





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detail the basis for such request, determines that such joint representation would be precluded under the applicable standards of professional conduct then prevailing under the law of the Commonwealth of Pennsylvania, in which event Indemnitee will be entitled to be represented by separate counsel. In the event that the Company's Board of Directors fails to act on such request within 30 calendar days after receipt thereof by the Company, Indemnitee will be deemed to be entitled to be represented by separate counsel in connection with such Claim.

         12. SUCCESSORS AND BINDING AGREEMENT. (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization, or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization, or otherwise (and such successor will thereafter be deemed the "Company" for purposes of this Agreement), but will not otherwise be assignable, transferable or delegatable by the Company.

         (b) This Agreement will inure to the benefit of and be enforceable by the Indemnitee's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

         (c) This Agreement is personal in nature and neither of the parties hereto will, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 12(a) and 12(b). Without limiting the generality or effect of the foregoing, Indemnitee's right to receive payments hereunder will not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by the Indemnitee's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 12(c), the Company will have no liability to pay any amount so attempted to be assigned or transferred.

         13. NOTICES. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests, or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid or one business day after having been sent for next-day





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delivery by a nationally recognized overnight courier service, addressed to the
Company (to the attention of the Secretary of the Company) at its principal executive office and to the Indemnitee at the Indemnitee's principal residence as shown in the Company's most current records, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

         14. GOVERNING LAW. The validity, interpretation, construction, and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflict of laws of such Commonwealth.

         15. VALIDITY. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.

         16. MISCELLANEOUS. No provision of this Agreement may be waived, modified, or discharged unless such waiver, modification, or discharge is agreed to in writing signed by Indemnitee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. References to Sections are to references to Sections of this Agreement.

         17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same agreement.

         18. LEGAL FEES AND EXPENSES. It is the intent of the Company that the Indemnitee not be required to incur legal fees and the related expenses associated with the interpretation, enforcement or defense of Indemnitee's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. Accordingly, subject to Section 11, if it should appear to the Indemnitee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this





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Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, the Company irrevocably authorizes the Indemnitee from time to time to retain counsel of Indemnitee's choice, at the expense of the Company as hereafter provided, to advise and represent the Indemnitee in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Indemnitee's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Indemnitee agree that a confidential relationship shall exist between the Executive and such counsel. Without respect to whether the Indemnitee prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys' and related fees and expenses incurred by the Indemnitee in connection with any of the foregoing.

         IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.


                                        INTERSTATE HOTELS COMPANY



                                        By:
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